Exhibit 99.1

KULR Opens New Research and Development Center in Texas

To Accommodate an Increasing Number of Battery Development Engagements the Company has Opened a Second Facility

SAN DIEGO / GLOBENEWSWIRE / March 13, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced the opening of a new research and development center in Webster, Texas, a suburb of Houston, to accommodate for increasing battery development engagements in the year 2023 and beyond.

“Our new R&D center will usher in the next phase of KULR's expansion and growth,” said Dr. Will Walker, KULR Chief Technology Officer. “The building that integrates the R&D center will be outfitted with state-of-the-art prototyping equipment and tools necessary for an agile engineering team to deliver prototype designs in rapid turnaround. The facility will create dozens of new STEM and other attractive jobs as KULR begins to contribute to the economic engine of Texas. Our team pushes for excellence in technology innovation and execution as we gain momentum in the design, development, and manufacturing of next-generation carbon fiber thermal management technologies for batteries and electronic systems."

Late last month, KULR announced that it had secured a follow-on $2.68 million contract as the exclusive supplier of fail-safe battery safety solutions for an industrial scale energy storage system manufacturer. KULR's growing team was also instrumental in this project, which is expected to be one of the first in a robust pipeline of grid-scale energy storage projects incorporating the Company's passive propagation resistant solutions enabling energy storage systems longer life cycles and completely self-contained safe battery solutions.

KULR's sales, marketing, project management, quality control, and customer care divisions will continue to be headquartered in San Diego, California. However, the Webster facility's design can accommodate future expansion as the Company continues to invest in people and assets in Texas. The new facility is located within close proximity to other leading engineering organizations and firms including NASA, Axiom, Oceaneering International, KBR Wiley, Lockheed Martin, Jacobs, and many more.

KULR expects the Webster facility to be fully operational by April 2023.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform company offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:

Mark Komonoski

Partner

Integrous Communications

Phone: 1-877-255-8483

Email: kulr@integcom.us